Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report on Form 10-Q of Pacific Coast National Bancorp (the “Company”) for the quarterly period ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in the Report.

PACIFIC COAST NATIONAL BANCORP

Dated: May 15, 2008                                                                                      By: /s/ Colin M. Forkner
Colin M. Forkner
Chief Executive Officer

Dated: May 15, 2008                                                                                      By: /s/ Terry Stalk
Terry Stalk
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pacific Coast National Bancorp and will be retained by Pacific Coast National Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.